EXHIBIT 21





                         Subsidiaries of the Registrant



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                                   EXHIBIT 21

      Set forth below is a list of MEDIQ's subsidiaries, as of December 12, 1997, with their respective states of incorporation, names under which they do business and the percentage of their voting securities owned by the Company as of such date.


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                                                                State of                         Percentage of
Name                                                          Incorporation                        Ownership
----                                                          -------------                        ---------

American Cardiovascular Imaging Labs, Inc. (1)                      PA                                 100
MDTC Haddon, Inc.  (2)                                              DE                                 100
MEDIQ Diagnostic Centers Inc.                                       DE                                 100
MEDIQ Diagnostic Centers-I Inc. (2)                                 DE                                 100
MEDIQ Imaging Services, Inc.                                        DE                                 100
MDIP-I, Inc. (2)                                                    DE                                 100
MEDIQ Investment Services, Inc.                                     DE                                 100
MEDIQ Management Services, Inc.                                     DE                                 100
MEDIQ Mobile X-Ray Services, Inc.                                   DE                                 100
MEDIQ/PRN Life Support Services, Inc.  (3)                          DE                                 100
PRN Holdings, Inc.                                                  DE                                 100
Value-Med Products, Inc. (3)                                        NJ                                 100

(1) Subsidiary of MEDIQ Imaging Services, Inc.
(2) Subsidiary of MEDIQ Diagnostic Centers, Inc.
(3) Subsidiary of PRN Holdings, Inc.
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